As filed with the Securities and Exchange Commission on August 8, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TG THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	36-3898269
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3020 Carrington Mill Blvd, Suite 475

Morrisville, North Carolina 27560

(212) 554-4484

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sean Power

Chief Financial Officer

TG Therapeutics, Inc.

3020 Carrington Mill Blvd, Suite 475

Morrisville, North Carolina 27560

(212) 554-4484

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Andrew P. Gilbert, Esq.

Scott A. Cowan, Esq.

DLA Piper LLP (US)

51 John F. Kennedy Parkway

Short Hills, New Jersey 07078

Tel: (973) 520-2550

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

PROSPECTUS

Common Stock

Preferred Stock

Warrants

Debt Securities

Units

The following are types of securities that we may offer, issue and sell from time to time, together or separately:

●	shares of our common stock;

●	shares of our preferred stock;

●	warrants;

●	debt securities; and

●	units consisting of any combination of our common stock, preferred stock, warrants or debt securities.

We may offer our securities from time to time in one or more offerings in amounts, at prices, and on terms determined at the time of the offering. We may sell our securities through agents we select or through underwriters and dealers we select. If we use agents, underwriters or dealers, we will name them and describe their compensation in a prospectus or prospectus supplement.

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in, or incorporated by reference into, this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

Our common stock is listed on the Nasdaq Capital Market under the symbol “TGTX.” On August 6, 2025, the per share closing price of our common stock as reported on the Nasdaq Capital Market was $27.70 per share.

Investing in our securities involves certain risks. See “Risk Factors” in our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and other reports, which are filed with the SEC and incorporated by reference into this prospectus. You should read the entire prospectus carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 8, 2025.

Prospectus

i

  ABOUT THIS PROSPECTUS

This prospectus is part of an automatic “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“Commission” or “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we may sell or issue any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. We will provide the terms of these securities in supplements to this prospectus. The prospectus supplement may also add, update, or change information contained in, or incorporated by reference into, this prospectus. This prospectus also contains summaries of certain documents, but reference is made to the actual documents for complete information. All such summaries are qualified in their entirety by such reference. We urge you to read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” on page 15.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus or prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated by reference into this prospectus is only accurate as of the date on the front cover of this prospectus or the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since the relevant date.

We will not use this prospectus to offer and sell securities unless it is accompanied by a prospectus or prospectus supplement that more fully describes the terms of the offering.

Unless the context requires otherwise, references in this prospectus to “TG,” “the Company,” “we,” “us” and “our” refer to TG Therapeutics, Inc. and its subsidiaries.

TG THERAPEUTICS, INC.

TG Therapeutics is a fully-integrated, commercial stage, biopharmaceutical company focused on the acquisition, development and commercialization of novel treatments for B-cell mediated diseases. TG has received approval from the U.S. Food and Drug Administration for BRIUMVI® (ublituximab-xiiy) for the treatment of adult patients with relapsing forms of multiple sclerosis (RMS), to include clinically isolated syndrome, relapsing-remitting disease and active secondary progressive disease, in adults, as well as approval by the European Commission and the Medicines and Healthcare products Regulatory Agency for BRIUMVI to treat adult patients with RMS who have active disease defined by clinical or imaging features in Europe and the United Kingdom, respectively. We also actively evaluate complementary products, technologies and companies for in-licensing, partnership, acquisition and/or investment opportunities.

Our principal executive offices are located at 3020 Carrington Mill Blvd, Suite 475, Morrisville, North Carolina, 27560. Our telephone number is 1-877-575-TGTX(8489) and our e-mail address is info@tgtxinc.com. The information contained in, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus or any accompanying prospectus supplement, and you should not consider any such information as part of this prospectus or in deciding whether to purchase our securities.

We make available free of charge through our corporate website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments to these reports, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. The SEC maintains a website that contains annual, quarterly, and current reports, proxy statements, and other information that issuers (including us) file electronically with the SEC. The SEC’s website address is www.sec.gov.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risk factors contained or incorporated by reference in this prospectus and the applicable prospectus supplement, together with all other information contained in or incorporated by reference into this prospectus and the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and other reports, which are filed with the SEC and is incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

SPECIAL CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

Certain matters discussed in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein contains forward-looking statements. All statements other than statements of historical facts, may constitute forward-looking statements. We intend such forward-looking statements to be subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including Section 27A of the Securities Act of 1933, as amended (Securities Act) and Section 21E of the Securities Exchange Act of 1934, as amended (Exchange Act). Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would” or the negative of these words or other comparable terminology, although not all forward-looking statements contain these identifying words. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements. Such forward-looking statements include, but are not limited to, statements about:

●

our ability to obtain and maintain regulatory approvals for our product candidates, including azercabtagene zapreleucel (azer-cel), and our ability to maintain regulatory approval of BRIUMVI® (ublituximab-xiiy) 150 mg/6 mL Injection for intravenous therapy for the treatment of relapsing forms of multiple sclerosis (RMS) or any other future indication in the United States (U.S.), the European Union (EU), the United Kingdom (UK), Switzerland, Australia, and other jurisdictions;

●	our ability to adapt and expand our commercial infrastructure to successfully, or in the timeframe projected, market and sell BRIUMVI and our other product candidates;
●	our ability to maintain a reliable supply of our products that meets market demand;
●

the timing and success of the ongoing commercialization and availability of BRIUMVI or any future products or combinations of products, including the anticipated rate and degree of market acceptance and pricing and reimbursement;

●	the initiation, timing, progress and results of our preclinical studies and clinical trials;
●	our ability to advance drug candidates into, and successfully complete, clinical trials;
●	our ability to develop, formulate, manufacture and commercialize our product candidates;
●

our ability to establish and maintain contractual relationships and partnerships, on commercially reasonable terms, with third parties for manufacturing, distribution, marketing and supply and a range of other support functions for our clinical development and commercialization efforts;

●	the implementation of our business model and strategic plans for our business and drug candidates;
●	the scope of protection we are able to establish and maintain for intellectual property rights covering our product and product candidates;
●	estimates of our expenses, future revenues, capital requirements and our needs for additional financing;
●	our ability to maintain and establish collaborations and enter into strategic arrangements, if desired;

●

our ability to meet any of our financial projections or guidance, including without limitation short and long-term revenue and operating expense projections or guidance and changes to the assumptions underlying those projections or guidance;

●	our ability to obtain sufficient capital to fund our planned operations;
●	our financial performance and cash burn management;
●	our ability to maintain or obtain adequate product liability and other insurance coverage;
●	developments relating to our competitors and our industry;
●

the effects on our company of future regulatory developments or legislative actions, including changes in healthcare, environmental and other laws and regulations to which we are subject, including tariffs that may apply to products that we purchase or sell;

●	prevailing economic, market and business conditions;
●	our ability to retain, attract and hire key personnel;
●	our competitive position;
●	fluctuations in the trading price of our common stock;
●	our use of cash and other resources; and
●	our ability to successfully implement our strategy.

Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. You should refer to the “Risk Factors” section in this prospectus and in any accompanying prospectus supplement, together with all information incorporated by reference herein and therein, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other reports with the SEC for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from our expectations. We caution you not to rely unduly on any forward-looking statements.

These forward-looking statements speak only as of the date of this prospectus. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. You should therefore not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale of the securities to which this prospectus relates will be used for general corporate purposes.

DESCRIPTION OF CAPITAL STOCK

The following summary of the terms of our capital stock may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our amended and restated certificate of incorporation, as amended (“amended and restated certificate of incorporation”), and our amended and restated bylaws. You should refer to, and read this summary together with, our amended and restated certificate of incorporation and our amended and restated bylaws to review all of the terms of our capital stock that may be important to you.

Common Stock

Under our amended and restated certificate of incorporation, we are authorized to issue a total of 190,000,000 shares of common stock, par value $0.001 per share. As of August 5, 2025, we had 158,665,613 shares of our common stock issued and outstanding. As of August 5, 2025, we have approximately 199 holders of record. All outstanding shares of our common stock are fully paid and nonassessable. Our common stock is listed on the Nasdaq Capital Market under the symbol “TGTX.”

Dividends

Subject to the dividend rights of the holders of any outstanding series of preferred stock, holders of our common stock are entitled to receive ratably such dividends and other distributions of cash or any other right or property as may be declared by our board of directors out of our assets or funds legally available for such dividends or distributions.

Voting Rights

The holders of our common stock are entitled to one vote for each share of common stock owned by that stockholder on every matter properly submitted to the stockholders for their vote. Stockholders are not entitled to vote cumulatively for the election of directors.

Liquidation and Dissolution

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of common stock would be entitled to share ratably in our assets that are legally available for distribution to stockholders after payment of liabilities. If we have any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distributions and/or liquidation preferences. In either such case, we must pay the applicable distribution to the holders of our preferred stock (if any) before we may pay distributions to the holders of common stock.

Other

Holders of our common stock have no conversion, redemption, preemptive, subscription or similar rights.

Transfer Agent

American Stock Transfer and Trust Company serves as the transfer agent and registrar for all of our common stock.

Preferred Stock

Under the terms of our amended and restated certificate of incorporation, our board of directors is authorized to issue up to 10,000,000 shares of preferred stock, par value $0.001 per share. Our board of directors may issue shares of preferred stock in one or more series without stockholder approval, and has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. We may amend from time to time our amended and restated certificate of incorporation to increase the number of authorized shares of preferred stock. Any such amendment would require the approval of the holders of a majority of the voting power of the shares entitled to vote thereon. As of the date of this prospectus, we have 10,000,000 shares of preferred shares authorized, but no shares of preferred stock outstanding.

It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of the holders of common stock until the board of directors determines the specific rights of the holders of preferred stock. However, effects of the issuance of preferred stock include restricting dividends on common stock, diluting the voting power of common stock, impairing the liquidation rights of common stock, and making it more difficult for a third party to acquire us, which could have the effect of discouraging a third party from acquiring, or deterring a third party from paying a premium to acquire, a majority of our outstanding voting stock.

The particular terms of any series of preferred stock being offered by us will be described in the prospectus supplement relating to that series of preferred stock. Those terms may include:

●	the title and liquidation preference per share of the preferred stock and the number of shares offered;

●	the purchase price of the preferred stock;

●	the dividend rate (or method of calculation);

●	the dates on which dividends will be paid and the date from which dividends will begin to accumulate;

●	any redemption or sinking fund provisions of the preferred stock;

●	any listing of the preferred stock on any securities exchange or market;

●	any conversion provisions of the preferred stock;

●	the voting rights, if any, of the preferred stock; and

●	any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of the preferred stock.

The preferred stock will, when issued, be fully paid and non-assessable.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of our common stock and/or preferred stock in one or more series together with other securities or separately, as described in each applicable prospectus supplement.

The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms will include some or all of the following:

●	the title of the warrants;

●	the aggregate number of warrants offered;

●	the designation, number and terms of the shares of common stock purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

●	the exercise price of the warrants;

●	the dates or periods during which the warrants are exercisable;

●	the designation and terms of any securities with which the warrants are issued;

●	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

●	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

●	any minimum or maximum amount of warrants that may be exercised at any one time;

●	any terms relating to the modification of the warrants;

●	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

●	any other specific terms of the warrants.

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities which may be senior, subordinated or junior subordinated and may be convertible. Unless otherwise specified in the applicable prospectus supplement, our debt securities will be issued in one or more series under an indenture to be entered into between us and a trustee. We will issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

The following description briefly sets forth certain general terms and provisions of the debt securities that we may offer. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the related prospectus supplement. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement and to the following description.

The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The debt securities may be issued in one or more series as may be authorized from time to time pursuant to a supplemental indenture entered into between us and the trustee or an order delivered by us to the trustee. For each series of debt securities we offer, a prospectus supplement accompanying this prospectus will describe the following terms and conditions of the series of debt securities that we are offering, to the extent applicable:

●	title and aggregate principal amount;

●	whether the debt securities will be senior, subordinated or junior subordinated;

●	applicable subordination provisions, if any;

●	provisions regarding whether the debt securities will be convertible or exchangeable into other securities or property of the Company or any other person;

●	percentage or percentages of principal amount at which the debt securities will be issued;

●	maturity date(s);

●	interest rate(s) or the method for determining the interest rate(s);

●	whether interest on the debt securities will be payable in cash or additional debt securities of the same series;

●	dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

●	whether the amount of payment of principal of, premium, if any, or interest on the debt securities may be determined with reference to an index, formula or other method;

●	redemption, repurchase or early repayment provisions, including our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

●	if other than the debt securities’ principal amount, the portion of the principal amount of the debt securities that will be payable upon declaration of acceleration of the maturity;

●	authorized denominations;

●	form;

●	amount of discount or premium, if any, with which the debt securities will be issued, including whether the debt securities will be issued as “original issue discount” securities;

●	the place or places where the principal of, premium, if any, and interest on the debt securities will be payable;

●	where the debt securities may be presented for registration of transfer, exchange or conversion;

●	the place or places where notices and demands to or upon the Company in respect of the debt securities may be made;

●	whether the debt securities will be issued in whole or in part in the form of one or more global securities;

●

if the debt securities will be issued in whole or in part in the form of a book-entry security, the depository or its nominee with respect to the debt securities and the circumstances under which the book-entry security may be registered for transfer or exchange or authenticated and delivered in the name of a person other than the depository or its nominee;

●

whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

●

the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

●	the guarantors, if any, of the debt securities, and the extent of the guarantees and any additions or changes to permit or facilitate guarantees of such debt securities;

●	any covenants applicable to the particular debt securities being issued;

●	any defaults and events of default applicable to the debt securities, including the remedies available in connection therewith;

●	currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

●	time period within which, the manner in which and the terms and conditions upon which the Company or the purchaser of the debt securities can select the payment currency;

●	securities exchange(s) on which the debt securities will be listed, if any;

●	whether any underwriter(s) will act as market maker(s) for the debt securities;

●	extent to which a secondary market for the debt securities is expected to develop;

●	provisions relating to defeasance;

●	provisions relating to satisfaction and discharge of the indenture;

●	any restrictions or conditions on the transferability of the debt securities;

●	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

●	any addition or change in the provisions related to compensation and reimbursement of the trustee;

●	provisions, if any, granting special rights to holders upon the occurrence of specified events;

●	whether the debt securities will be secured or unsecured, and, if secured, the terms upon which the debt securities will be secured and any other additions or changes relating to such security; and

●

any other terms of the debt securities that are not inconsistent with the provisions of the Trust Indenture Act (but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

General

One or more series of debt securities may be sold as “original issue discount” securities. These debt securities would be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.

Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional United States federal income tax considerations will be set forth in the applicable prospectus supplement.

The term “debt securities” includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiples thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF UNITS

We may issue, in one more series, units comprised of shares of our common stock or preferred stock, warrants to purchase common stock or preferred stock, debt securities or any combination of those securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We may evidence units by unit certificates that we issue under a separate agreement. We may issue the units under a unit agreement between us and one or more unit agents. If we elect to enter into a unit agreement with a unit agent, the unit agent will act solely as our agent in connection with the units and will not assume any obligation or relationship of agency or trust for or with any registered holders of units or beneficial owners of units. We will indicate the name and address and other information regarding the unit agent in the applicable prospectus supplement relating to a particular series of units if we elect to use a unit agent.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described herein; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The other provisions regarding our common stock, preferred stock, warrants and debt securities as described in this section will apply to each unit to the extent such unit consists of shares of our common stock, preferred stock, warrants and/or debt securities.

PLAN OF DISTRIBUTION

We may sell the securities covered in this prospectus pursuant to underwritten public offerings, direct sales to the public, “at-the-market” offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities through underwriters or dealers, directly to a limited number of purchasers or to a single purchaser, or through agents.

We may distribute securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each time that we use this prospectus to sell or issue securities, we will also provide a prospectus supplement that contains the specific terms of the offering. The prospectus supplement will set forth the terms of the offering of the securities, including:

●	the name or names of any underwriters, dealers or agents and the amounts of any securities underwritten or purchased by each of them; and

●	the public offering price and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, an underwriting agreement will be executed with the underwriters at the time of sale. The securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent as set forth in the applicable underwriting agreement.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file reports with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements and other information. The SEC maintains a website that contains annual, quarterly, and current reports, proxy statements, and other information that issuers (including us) file electronically with the SEC. The SEC’s website address is www.sec.gov. You can also obtain copies of materials we file with the SEC from our website at www.tgtherapeutics.com.  The information contained in, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus or any accompanying prospectus supplement. Our common stock is listed on the Nasdaq Capital Market under the symbol “TGTX.”

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference into this prospectus is considered to be part of this prospectus, and information we file with the SEC after the date of this prospectus will automatically update and supersede this information. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering of the securities:

(a)	Our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 3, 2025;

(b)	Our Quarterly Reports on Form 10-Q for the period ended March 31, 2025 filed with the SEC on May 9, 2025 and for the period ended June 30, 2025 filed with the SEC on August 8, 2025;

(c)	Our Current Reports on Form 8-K filed with the SEC on June 13, 2025 (excluding any information pursuant to Item 2.02 or Item 7.01);

(d)

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 30, 2025; and

(e)	The description of our common stock filed with the SEC as Exhibit 4.2 on our Annual Report on Form 10-K for the year ended December 31, 2024 and incorporated herein by reference.

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information that we have incorporated by reference into this prospectus. We will provide this information upon written or oral request at no cost to the requester. You may request this information by contacting our corporate headquarters at the following address or telephone number: TG Therapeutics, Inc., 3020 Carrington Mill Blvd, Suite 475, Morrisville, North Carolina 27560, Attention: Chief Financial Officer, (212) 554-4484. A copy of all documents that are incorporated by reference into this prospectus can also be found on our website at www.tgtherapeutics.com.

LEGAL MATTERS

The validity of the securities offered from time to time under this prospectus will be passed upon for us by DLA Piper LLP (US), Short Hills, New Jersey. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of TG Therapeutics, Inc. and subsidiaries as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Common Stock

Preferred Stock

Warrants

Debt Securities

Units

PROSPECTUS

August 8, 2025

  PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the estimated expenses (all of which will be borne by the Registrant) incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions (if any). All of the amounts shown are estimates, except the SEC registration fee.

SEC registration fee		*
Trustee fees and expenses	$	+
Printing and distributing	$	+
Legal fees and expenses	$	+
Accounting fees and expenses	$	+
Miscellaneous	$	+
	$	+
Total	$	+

______________________

*	In accordance with Rule 456(b) and Rule 457(r) under the Securities Act, the Registrant is deferring payment of all of the registration fee.

+	These fees and expenses will be based upon the securities offered and the amount and number of securities offerings and accordingly cannot be estimated at this time.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Under the General Corporation Law of the State of Delaware, or DGCL, a corporation may include provisions in its certificate of incorporation that will relieve its directors of monetary liability for breaches of their fiduciary duty to the corporation, except under certain circumstances, including a breach of the director’s duty of loyalty, acts or omissions of the director not in good faith or which involve intentional misconduct or a knowing violation of law, the approval of an improper payment of a dividend or an improper purchase by the corporation of stock or any transaction from which the director derived an improper personal benefit. The Registrant’s amended and restated certificate of incorporation eliminates the personal liability of directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director with certain limited exceptions set forth in the DGCL.

Section 145 of the DGCL grants to corporations the power to indemnify each officer and director against liabilities and expenses incurred by reason of the fact that he or she is or was an officer or director of the corporation if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Registrant’s amended and restated certificate of incorporation and Restated Bylaws provide for indemnification of each officer and director of the Registrant to the fullest extent permitted by the DGCL. Section 145 of the DGCL also empowers corporations to purchase and maintain insurance on behalf of any person who is or was an officer or director of the corporation against liability asserted against or incurred by him in any such capacity, whether or not the corporation would have the power to indemnify such officer or director against such liability under the provisions of Section 145 of the DGCL.

ITEM 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)         Exhibits

The list of exhibits on the Exhibit Index is incorporated herein by reference.

ITEM 17.	UNDERTAKINGS.

(a)	The undersigned Registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)         That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)         That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)         That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Morrisville, State of North Carolina, on August 8, 2025.

TG Therapeutics, Inc.
By:	/s/ Michael S. Weiss
Michael S. Weiss
Chairman, Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Michael S. Weiss and Sean A. Power, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, including any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on behalf of the Registrant on August 8, 2025, and in the capacities indicated:

Signatures	Title

/s/ Michael S. Weiss	Chairman, Chief Executive Officer and President
Michael S. Weiss

/s/ Sean A. Power	Chief Financial Officer, Treasurer and Corporate Secretary
Sean A. Power

/s/ Laurence N. Charney	Director
Laurence N. Charney

/s/ Yann Echelard	Director
Yann Echelard

/s/ Kenneth Hoberman	Director
Kenneth Hoberman

/s/ Daniel Hume	Director
Daniel Hume

/s/ Sagar Lonial	Director
Sagar Lonial

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement*
4.1	Specimen common stock certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 10-K for the year ended December 31, 2011).
4.2	Form of Preferred Stock Certificate*
4.3	Form of Indenture†
4.4	Form of Warrant Agreement*
4.5	Form of Warrant Certificate*
4.6	Form of Unit Agreement*
4.7	Form of Unit Certificate*
5.1	Opinion of DLA Piper LLP (US)†
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm †
23.2	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)†
24.1	Power of Attorney (included on the signature page to this Registration Statement)†
25.1	Statement of Eligibility of Trust Under Debt Indenture**
107	Filing Fee Table†

______________________

†	Filed herewith.

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities, to the extent applicable.

**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, to the extent applicable.